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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (date of earliest event reported): September 26, 1999



                                STERICYCLE, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                    0-21229                   36-3640402
 (State or other juris-         (Commission file             (IRS employer
diction of incorporation)           number)              identification number)



                             28161 North Keith Drive
                           Lake Forest, Illinois 60045
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (847) 367-5910




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ITEM 5.  Other Events

1999 Annual Meeting of Stockholders

         At the 1999 Annual Meeting of Stockholders held on October 15, 1999, the stockholders of Stericycle, Inc. (the "Company") reelected all seven of the Company's incumbent directors, to hold office until the 2000 Annual Meeting of Stockholders. The directors reelcted were Jack W. Schuler, Chairman of the Board of Directors, Mark C. Miller, the Company's President and Chief Executive Officer, Rod F. Dammeyer, Patrick F. Graham, John Patience, Peter Vardy and L. John Wilkerson, Ph.D.

         In addition, the stockholders approved a proposal to amend the Company's amended and restated certificate of incorporation to authorize the Company's issuance of up to 1,000,000 shares of a new class of undesignated preferred stock, par value $.01 per share. The stockholders also approved a related proposal to authorize, issue and sell 75,000 shares of Series A Convertible Preferred Stock for $75,000,000 in cash, less certain fees and expenses. The Company submitted both of these proposals to the stockholders in order to obtain authorization for the issuance and sale of convertible preferred stock to provide a portion of the cash required to complete the Company's pending acquisition from Allied Waste Industries, Inc. ("Allied") of the medical waste business of Browning-Ferris Industries, Inc. ("BFI") for $440 million in cash (the "BFI Transaction"). Allied acquired BFI in a merger completed in July 1999.

         The stockholders also ratified the appointment of Ernst & Young LLP as the Company's independent public accountants for the year ending December 31, 1999.

Participation in Purchase of Preferred Stock by Additional Investors

         On September 26, 1999, the Company, nine investment funds managed by Bain Capital, Inc. (the "Bain Investors") and three investment funds managed by Madison Dearborn Partners, Inc. (the "Madison Dearborn Investors") entered into an agreement (the "Amended Purchase Agreement") amending and restating the Series A Convertible Preferred Stock Purchase Agreement dated August 13, 1999 (the "Purchase Agreement") between the Company and the Bain Investors in order to allow the Madison Dearborn Investors to purchase 37,500 of the 75,000 shares of Series A Convertible Preferred Stock to be issued and sold under the Purchase Agreement for $75,000,000. The net proceeds from the sale of these 75,000 shares are intended to provide a portion of the cash that the Company requires to complete the BFI Transaction. The Company reported entering into the Purchase Agreement by a Current Report on Form 8-K filed on August 20, 1999.

         A copy of the Amended Purchase Agreement is filed as an exhibit to this Report.

ITEM 7.  Financial Statements and Exhibits



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         (c)  Exhibits

         The following exhibits are filed with this Report:

EXHIBIT NO.          DESCRIPTION

 10.1 Amended and Restated Series A Convertible Preferred Stock Purchase Agreement dated September 26, 1999, between Stericycle, Inc. and certain investors

         Exhibit 10.1 contains the following exhibits: Exhibits A ("First Amendment to Amended and Restated Certificate of Incorporation"), Exhibit B ("Certificate of Designation Relating to Series A Convertible Preferred Stock, Par Value $.01 Per Share"), Exhibit C ("Registration Rights Agreement") and Exhibit D ("Corporate Governance Agreement").




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:   October 15, 1999.


                                     STERICYCLE,  INC.



                                     By    /s/ Mark C. Miller
                                       -----------------------------------------
                                           Mark C. Miller
                                           President and Chief Executive Officer






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                                  EXHIBIT INDEX


                                                                    SEQUENTIALLY
                                                                      NUMBERED
EXHIBIT    DESCRIPTION                                                  PAGE
-------    -----------                                                  ----

 10.1 Series A Convertible Preferred Stock Purchase Agreement dated August 13, 1999, between Stericycle, Inc. and certain investment funds managed by Bain Capital, Inc.




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